BARRY L. FRIEDMAN, P.C.
                        Certified Public Accountant


1582 TULITA DRIVE                                     OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                              FAX NO. (702) 896-0278


                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors NFOX.COM:
                                                         September 13, 1999

     I consent to the use of my report included herein and to the references to my firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



Very truly yours,

/s/ Barry L. Friedman

Barry L. Friedman
Certified Public Accountant